UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 1, 2009

COGENCO INTERNATIONAL INC.
(Name of registrant as specified in its charter)

Colorado	2-87052-D	84-0194754
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

6400 South Fiddler’s Green Circle, Suite 1840
Greenwood Village, CO
Address of principal executive offices

303-758-1357
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by checkmark whether registrant is a shell company as defined in Rule 12b-2 of the Exchange Act: Yes    XX    No ___

Item 1.01 – Entry Into a Material Definitive Agreement

     As reported in a Form 8-K dated April 28, 2009 and the amendment thereto, on that day Cogenco International Inc. (“Cogenco” or the “Company”) entered into a Share Purchase Agreement (the “SPA”) for the sale to the European investor of 520,000 shares of Cogenco’s common stock at $5.00 per share. Effective May 31, 2009, the parties amended that agreement to provide for the payment of the purchase price by no later than June 15, 2009. Although the investor is contractually obligated to make the investment as a result of its signature to the Agreement, enforcing the investor’s obligation is likely to be time-consuming and expensive. Even though the Agreement provides for venue and jurisdiction in the United States, judgments obtained (if any) would still have to be enforced in the investor’s domicile in Europe. Cogenco cannot offer any assurance that it will receive the funds notwithstanding the investor’s reaffirmation of his commitment to invest.

     Upon receipt of the aggregate consideration Cogenco is obligated to issue the shares of common stock. In the Agreement both parties made standard representations and warranties about themselves and their ability to conduct the transaction contemplated by the Agreement. Further, as part of the Agreement Cogenco made standard affirmative covenants to the investor.

     If received, Cogenco currently plans to use the proceeds of the offering for the following purposes: (i) $50,000 of the offering proceeds will be retained by Cogenco for its general working capital purposes; (ii) to pay $130,000 to Genesis Capital Management AG (“Introducer”) as a fee for introducing the investor to Cogenco pursuant to an agreement between Cogenco and the Introducer; and (iii) to lend the balance of the proceeds from the offering (expected to be approximately $2,420,000) to Genesis Capital Management Ltd. (“Genesis Capital”). Genesis Capital will use the funds in part to repay the approximately $185,900 of indebtedness owed by Genesis Capital to Cogenco pursuant to the terms of a Promissory Note dated March 7, 2008 (and generally described in a Company Current Report on Form 8-K dated March 7, 2008).

     As described in Cogenco’s most recent Annual Report on Form 10-K, Genesis Capital is Cogenco’s largest shareholder, directly or indirectly holding approximately 97% of Cogenco’s outstanding common stock. Consequently these transactions (both the finder’s fee payable to the Introducer and the loan to be made to Genesis Capital should be considered as “related party transactions” and not negotiated at arms’ length. Nevertheless, the transactions were approved by directors of Cogenco who are not otherwise interested in the transactions and who are not otherwise controlled by or control Genesis Capital.

Item 9.01 – Financial Statements and Exhibits

(c)           Exhibits

10.1        Amendment No. 1 (dated May 31, 2009) to Share Purchase Agreement dated April 28, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 4th day of June 2009.

Cogenco International, Inc.

By: _/s/ David W. Brenman
David W. Brenman
President